UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of the Securities Exchange Act of 1934

June 11, 2020 (June 8, 2020)

Date of Report (Date of earliest event reported)

THE RUBICON PROJECT, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36384	20-8881738
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12181 Bluff Creek Drive, 4th Floor

Los Angeles, CA 90094

(Address of principal executive offices, including zip code)

(310) 207-0272

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	RUBI	NASDAQ

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On June 8, 2020, in connection with the voluntary delisting of The Rubicon Project, Inc.’s (the “Company”) common stock from the New York Stock Exchange (“NYSE”) and the listing of the Company’s common stock on the NASDAQ Global Select Market of The NASDAQ Stock Market LLC (“NASDAQ”), the Board of Directors of the Company approved the Company’s Third Amended and Restated Bylaws (the “Third A&R Bylaws”), to be effective upon the date the trading of the Company’s common stock commences on NASDAQ. The amendments to the bylaws were made solely to remove the specific reference to NYSE in Section 3.14(d)(iii) and replace it with a reference to NASDAQ.

This summary is qualified by reference to the complete text of the Third A&R Bylaws attached as Exhibit 3.1 to this report.

Item 9.01.	Financial Statements and Exhibits.

Exhibit Number	Description

3.1	Third Amended and Restated Bylaws of The Rubicon Project, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE RUBICON PROJECT, INC.

Date: June 11, 2020	By:	/s/ Aaron Saltz
Aaron Saltz
General Counsel and Corporate Secretary